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                                                                    EXHIBIT 10.5

                               OPERATING AGREEMENT

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BANK NAME:  THE FIRST NATIONAL BANK OF BOSTON, 100 FEDERAL STREET, BOSTON,
            MASSACHUSETTS  02110

BANK CONTACT PERSON:                            PHONE NO:
                                                FAX NO:
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BANK NAME:  BANK OF BOSTON CONNECTICUT, 31 PRATT STREET, HARTFORD,
            CONNECTICUT, 06103

BANK CONTACT PERSON:                            PHONE NO:
                                                FAX NO:
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BANK NAME:  RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, ONE HOSPITAL TRUST
            PLAZA, PROVIDENCE, RI 02903

           BANK CONTACT PERSON:                 PHONE NO:
                                                FAX NO:
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BANK NAME:  BANK OF BOSTON FLORIDA, N.A. 450 ROYAL PALM WAY, PALM BEACH,
            FL 33480

BANK CONTACT PERSON:                            PHONE NO:
                                                FAX NO:
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This Operating Agreement (the "Operating Agreement") is entered into and effective as of MARCH 15, 1996, by and between the Bank and Newco Mortgage Corporation.

                                    RECITALS.

1. BKB and Newco Holdings have entered into the Stock Purchase Agreement.

2. The Stock Purchase Agreement contemplated origination and servicing arrangements between the Bank and Newco Holdings after the Closing Date.

3. The Bank and Newco Holdings and Newco Mortgage Corporation desire to set forth the specific terms and conditions of such arrangements.

IN CONSIDERATION of the mutual promises made in this Operating Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Bank and Newco Mortgage Corporation agree as follows:



                                   ARTICLE 1.
                                  DEFINITIONS.

As used in this Operating Agreement, the following capitalized terms shall have the meanings given to them below:

1.1. "AFFILIATE" means an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another entity. For purposes of this definition, "control", "controlled by", and "under common control with" means the direct or indirect possession of ordinary voting power to elect a majority of the board of directors or comparable body of an entity.

1.2. "ANCILLARY AGREEMENTS" means this Operating Agreement and the attached Broker Agreement, the PMSR Flow Agreement, the Newco Servicing Agreement and the Master Take-Out Commitment.

1.3. "BANK" means each and/or all of the entities identified above as a Bank, as the context may indicate.

1.4. "BBMC SERVICING AGREEMENT" means the agreement(s) entered into by and among Newco Mortgage Corporation and each Bank before the Closing Date and which govern the terms under which Newco Mortgage Corporation serviced the Existing Portfolio Mortgage Loans prior to the Closing Date.

1.5. "BKB" means The First National Bank of Boston.

1.6. "BROKER AGREEMENT" means the Brokered Loan Purchase and Sale Agreement to be entered into by and among Newco Mortgage Corporation and each Bank on or before the Closing Date and which will govern the terms under which the Bank will originate
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and Newco will fund and acquire the: (a) New Portfolio Mortgage
Loans, and (b) New Secondary Market Mortgage Loans and the related servicing rights. The Broker Agreement may be amended from time to time, including, but not limited to, the amendment contemplated by SECTION 3.4 below. The Broker Agreement is attached to this Operating Agreement as EXHIBIT A.

1.7. "CLOSING DATE"  means March 15, 1996.

1.8. "EXISTING MORTGAGE LOANS" means all residential mortgage loans serviced by Newco Mortgage Corporation on or before the Closing Date.

1.9. "EXISTING PORTFOLIO MORTGAGE LOANS" means residential mortgage loans owned by a Bank and serviced by Newco Mortgage Corporation immediately prior to the Closing Date.

1.10. "EXISTING SERVICING RIGHTS" means Newco Mortgage Corporation's rights to service the Existing Mortgage Loans.

1.11. "MARKETING AGREEMENT" means the Marketing Agreement to be entered into by and between Newco Holdings and Bank of Boston Corporation on or before the Closing Date and which will govern the terms under which Newco Mortgage Corporation's mortgagors may be solicited for certain products and services.

1.12. "MASTER TAKE-OUT COMMITMENT" means the Master Take-Out Commitment to be entered into by and among Newco Mortgage Corporation and each Bank on or before the Closing Date and which will govern the terms under which each Bank will repurchase New Portfolio Mortgage Loans from Newco Mortgage Corporation. The Take-Out Commitment is attached to this Operating Agreement as EXHIBIT B.

1.13. "NEWCO HOLDINGS" means HomeSide, Inc., formerly known as HomeAmerica Capital, Inc., a business corporation organized under the laws of the state of Delaware. It is contemplated that GrantAmerica intends to change its name after the Closing Date.

1.14. "NEWCO MORTGAGE CORPORATION" means BancBoston Mortgage Corporation, a business corporation organized under the laws of the state of Florida and with its principal place of business at 7301 Baymeadows Way, Jacksonville, Florida 32256. It is contemplated that BancBoston Mortgage Corporation intends to change its name after the Closing Date.

1.15. "NEWCO SERVICING AGREEMENT" means the agreement to be entered into by and among Newco Mortgage Corporation and each Bank on or before the Closing Date and which will govern the terms under which Newco Mortgage Corporation will service the Portfolio Mortgage Loans. The Newco Servicing Agreement is attached to this Operating Agreement as EXHIBIT C.

1.16. "NEW MORTGAGE LOAN" means a New Portfolio Mortgage Loan and/or New Secondary Market Mortgage Loan.

1.17. "NEW PORTFOLIO MORTGAGE LOAN" means each residential mortgage loan which a
Bank: (a) will originate on or after the Closing Date and retain the ownership subject to the New Servicing Rights, and (b) has originated prior to the Closing Date, has not repurchased from Newco as of the Closing Date and will retain the ownership subject to the New Servicing Rights.

1.18. "NEW SECONDARY MARKET MORTGAGE LOAN" means each residential mortgage loan which the Bank will originate on or after the Closing Date other than a New Portfolio Mortgage Loan.

1.19. "NEW SERVICING RIGHTS" means Newco Mortgage Corporation's right to service the New Portfolio Mortgage Loans.

1.20. "OPERATING AGREEMENT" has the meaning set forth in the recitals above. The Exhibits to this Operating Agreement, except for EXHIBIT E, shall not be considered to be part of this Operating Agreement.

1.21. "PMSR FLOW AGREEMENT" means the agreement to be entered into by and among Newco Mortgage Corporation and each Bank on or before the Closing Date and which will govern the terms under which the Bank will sell the New Servicing Rights to Newco Mortgage Corporation. The PMSR Flow Agreement is attached to this Operating Agreement as EXHIBIT D.

1.22. "PORTFOLIO MORTGAGE LOANS" means the Existing Portfolio Mortgage Loans and the New Portfolio Mortgage Loans.

1.23. "RELATED AGREEMENTS" has the meaning described in ARTICLE 1 of the Stock Purchase Agreement.

1.24. "SECONDARY MARKET MORTGAGE LOAN" means a Mortgage Loan other than a Portfolio Mortgage Loan.

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1.25. "SERVICING RIGHTS" means a the New Servicing Rights and the Existing
Servicing Rights.

1.26. "STOCKHOLDER AGREEMENT" has the meaning defined in ARTICLE 1 of the Stock Purchase Agreement, and as such Stockholder Agreement may be amended from time.

1.27. "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement entered into by and between BKB and Newco Holding as of December 11, 1995, as may be amended from time to time.


                                   ARTICLE 2.
                        EXISTING SERVICING ARRANGEMENTS.

2.1. TERMINATION OF EXISTING SERVICING ARRANGEMENT.

The BBMC Servicing Agreement will terminate as of the Closing Date, and the Existing Servicing Rights shall be administered in accordance with the terms of the Newco Servicing Agreement.

2.2. NEWCO MORTGAGE CORPORATION OWNS THE EXISTING SERVICING RIGHTS.

The Bank acknowledges that Newco Mortgage Corporation owns all right, title and interest in the Existing Servicing Rights, subject to the terms of the Newco Servicing Agreement.


                                   ARTICLE 3.
                ORIGINATION AND SERVICING OF NEW MORTGAGE LOANS.

3.1. THE BANK'S ROLE IN NEW LOAN ORIGINATIONS.

The Bank shall sell to Newco Mortgage Corporation on an exclusive basis any: (a) New Servicing Rights, and (b) New Secondary Market Mortgage Loan and related servicing rights, subject to the provisions of this Operating Agreement.

Any New Portfolio Mortgage Loan or New Secondary Market Mortgage Loan originated by a Bank shall be in accordance with the terms of the Related Agreements, and in particular with the terms of the Broker Agreement and the non-competition article of the Stockholder Agreement.

3.2. NEWCO MORTGAGE CORPORATION'S ROLE IN NEW PORTFOLIO MORTGAGE LOAN ORIGINATIONS.

Each Bank and Newco Mortgage Corporation acknowledge that the Broker Agreement contemplates that the Master Take-Out Commitment will operate in conjunction with the Broker Agreement to ensure that the New Portfolio Loans will be purchased by a Bank from Newco Mortgage Corporation and thereby reside on such Bank's balance sheet, subject to the New Servicing Rights.

3.3. NEWCO MORTGAGE CORPORATION'S INTEREST IN THE NEW SERVICING RIGHTS.

The Bank shall sell and grant all right, title and interest in the New Servicing Rights to Newco Mortgage Corporation in accordance with the terms of the PMSR Flow Agreement. The New Servicing Rights will be administered in accordance with the terms of the Newco Servicing Agreement.

3.4. NEWCO MORTGAGE CORPORATION'S ROLE IN NEW PORTFOLIO AND SECONDARY MARKET MORTGAGE LOAN ORIGINATIONS AFTER THE BAYBANKS MERGER.

Newco Mortgage Corporation will continue to fund the New Portfolio Mortgage Loans and New Secondary Market Mortgage Loans under the terms of the Broker Agreement until the respective Bank establishes a mortgage loan origination system sufficient to enable such Bank to fund its own mortgage loan originations which could take place (a) when BKB completes its merger with BayBanks, or (b) at such other time as the respective Bank may elect.

At that time, such Bank and Newco Mortgage Corporation will amend the Broker Agreement into a correspondent lender purchase and sale agreement substantially similar to the correspondent lending agreement entered into by and between Barnett Banks, Inc. and the Buyer. Such amended agreement will reflect the fact that: (a) the Bank will originate and fund all New Portfolio Mortgage Loans and New Secondary Market Mortgage Loans, and (b) Newco Mortgage Corporation will purchase the New Secondary Market Mortgage Loans and their related servicing rights. Newco Mortgage Corporation will

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continue to purchase the New Servicing Rights under the PMSR Flow Agreement.

3.5. MARKETING AGREEMENT AND STOCKHOLDER AGREEMENT CONTROLS THE OPERATING AGREEMENT.

Except with respect to SECTION 3.1 of this Operating Agreement, to the extent that the terms of the Marketing Agreement or the Stockholder Agreement, on the one hand, are inconsistent with the terms of this Operating Agreement on the other hand, the terms of the Marketing Agreement or the Stockholder Agreement, as the case may be, shall control.

3.6. OPERATING AGREEMENT CONTROLS THE OTHER ANCILLARY AGREEMENTS.

To the extent that the terms of this Operating Agreement are inconsistent with the terms of the other Ancillary Agreements, the terms of this Operating Agreement shall control.


                                   ARTICLE 4.
                          PORTFOLIO LOAN SALES SUPPORT.

4.1. NEWCO MORTGAGE CORPORATION WILL ASSIST THE BANK.

From time to time, a Bank may desire to sell any or all of its ownership interest in its Portfolio Mortgage Loans to a third party. At the Bank's request, Newco Mortgage Corporation will assist the Bank with any such sale in accordance with the terms set forth in EXHIBIT E attached to this Operating Agreement.

4.2. NEWCO MORTGAGE CORPORATION RETAINS SERVICING RIGHTS.

Any such sale of the Portfolio Mortgage Loans shall be subject to Newco Mortgage Corporation's Servicing Rights, and shall be conducted in accordance with the terms set forth in SECTION 17.4 of the Newco Servicing Agreement.


                                   ARTICLE 5.
             PRODUCTS, PRICING, CUSTOMER SERVICE AND RELATED ISSUES.

5.1. PRODUCTS.

Newco Mortgage Corporation covenants as follows:

(a) Newco Mortgage Corporation will continue to offer all secondary market and portfolio products currently offered by Newco Mortgage Corporation on the Closing Date, subject to investor availability.

(b) Subject to investor availability, Newco Mortgage Corporation will add new products which a Bank can demonstrate are being offered by a significant competitor. This would include major competitors in Massachusetts, Connecticut and Rhode Island.

(c) Newco Mortgage Corporation shall work with a Bank to create mortgage loan products: (i) which may be new to such Bank's mortgage loan production market and offer significant competitive advantage to such Bank, or (ii) for which such Bank believes there may be significant demand.

(d) Newco Mortgage Corporation shall formalize a Product Development Committee/Process. A Bank representative may participate in the activities of such Committee.

(e) Newco Mortgage Corporation will not discontinue mortgage loan products without proper notice to the affected Bank. The Product Development Committee will determine the appropriate mortgage loan product menu, subject again to investor availability.

(f) If Newco Mortgage Corporation does not offer a mortgage loan product which a Bank wishes to sell, the Bank may sell such mortgage loan product to another lender. If Newco Mortgage Corporation requires a minimum amount of production in order to offer a new mortgage loan product and a Bank cannot meet such minimum amount, such Bank may sell to another lender.

(g) Newco Mortgage Corporation shall not require a Bank to sell any mortgage loans or related servicing rights which fail to satisfy the A Paper credit quality standards of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, Government National Mortgage Association, or any A Paper conforming or jumbo private investor.

5.2. PRICING

(a) A Bank will receive the lower of either the most favorable Newco Mortgage Corporation pricing offered to brokers or Newco Mortgage Corporation's pricing as determined by the screen price/dealer price

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determined each morning, based on the delivery month for the appropriate lock term. For example, a loan which is locked on March 1 for 70 days closed and back will be priced for June delivery. If a mortgage loan is delivered to Newco Mortgage Corporation on the 70th day, this would be May 10. The cutoff for May pools is approximately May 1, therefore requiring this mortgage loan to be delivered in a June pool. The cutoff on June pools is approximately June 1. On average, Newco Mortgage Corporation's 70-day locks are rolled on the 20th of each month.

(b) Daily pricing from Newco Mortgage Corporation will be administered as defined in Newco Mortgage Corporation's Secondary Marketing Buy Price Policy I dated March 1, 1996, subject to SECTION 3.1 of the Broker Agreement. The Bank will have a two (2)-hour window for New Secondary Market Mortgage Loans from the time Newco Mortgage Corporation notifies the person designated by the Bank of a price change. Such 2-hour window shall apply only to new mortgage loan applications. Floating rate mortgage loan applications will remain at market rate risk, and will be subject to immediate rate/price changes.

5.3. SERVICING RELEASED PREMIUMS.

5.3.1. BANK RECEIVES MOST FAVORABLE BROKER PRICING. A Bank will receive the most favorable Newco Mortgage Corporation broker servicing released premiums. Servicing Released premiums for New Portfolio Mortgage Loans will be established by the Buyer for each New portfolio Mortgage Loan product, based upon certain Mortgage Loan and servicing criteria, including, but not limited to, credit, cash flow, product characteristics and other such criteria.

5.3.2. NON-PRIVATE BANK MORTGAGE LOANS. Newco Mortgage Corporation will pay to the Bank the applicable broker servicing released premium for each New Mortgage Loan, other than a mortgage loan made to a private banking client of the Bank, in the manner described below:

(A) APPLICATIONS RECEIVED AND MORTGAGE LOAN CLOSED AFTER CLOSING DATE. Newco Mortgage Corporation will pay to the Bank 100% of the applicable broker servicing released premium, for each New Mortgage Loan: (a) with an application which is received by the Bank after the Closing Date, and (b) which was closed after the Closing Date.

(B) APPLICATIONS RECEIVED 2 WEEKS OR LESS BEFORE CLOSING DATE. Newco Mortgage Corporation will pay to the Bank 50% of the applicable broker servicing released premium, net of any difference in the Newco Mortgage Corporation subsidy for retail Mortgage Loans and tablefunded Mortgage Loans, for each Mortgage Loan application which was received by the Bank or Newco Mortgage Corporation 2 weeks or less before the Closing Date.

(C) APPLICATIONS RECEIVED MORE THAN 2 WEEKS BEFORE CLOSING DATE. Newco Mortgage Corporation will not pay a servicing released premium to a Bank for any New Mortgage Loan application which is received by the Bank more than 2 weeks before the Closing Date.

(D) APPLICATION WHERE NEWCO PAID LOAN OFFICER COMPENSATION. Newco Mortgage Corporation will not pay a servicing released premium to a Bank for any New Mortgage Loan application which is received by the Bank at any time if Newco Mortgage Corporation paid compensation to the originating loan officer.

5.3.3. PRIVATE BANK MORTGAGE LOANS. Newco Mortgage Corporation will pay to the Bank 100% of the applicable broker servicing released premium for each New Mortgage Loan made to a private banking client of the Bank.

5.4. CUSTOMER SERVICE LEVELS.

(a) Newco Mortgage Corporation shall establish an Advisory/Monitoring Committee which shall include a BKB representative to meet regularly to address operational issues, customer service issues for both servicing and secondary marketing, and other internal and external customer concerns. The
Advisory/Monitoring Committee shall establish service level benchmarks at least equivalent to normal industry standards of large mortgage companies.

(b) A Bank will receive necessary Newco Mortgage Corporation internal service level reports to enable such Bank to monitor key service levels. The service level benchmarks established by the Advisory/Monitoring Committee will be monitored and addressed, as appropriate.

5.5. BANK FUNCTIONS.

1. Origination.

2. Processing.

3. All underwriting with respect to which Newco Mortgage Corporation has delegated authority will be delegated to a Bank, subject to the Delegated Underwriting Agreement.
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4. Prepare closing documents and mortgage loan funding requests per Newco
Mortgage Corporation's requirements.

5. Completion Control (Follow-up documents relating to closing conditions).

6. Compliance review on all loans, and all upfront Quality Control for all loans required by the investor -- e.g. alternative doc loans).

7. Rate distribution to Bank loan officers.

8. Lock-in reconciliation.

9. Secondary Marketing Liaison Group to interface with Production and Newco Mortgage Corporation.

10. Funding reconciliation.

5.6. NEWCO MORTGAGE CORPORATION FUNCTIONS.

1. Secondary Marketing (secondary market loans only).

2. Pipeline Management and Hedging (secondary market loans only).

3. Funding.

4. Shipping.

5. Post closing quality control.

6. Record Retention and Retrieval.

7. Legal review and document follow-up.

8. FHA/VA insuring and guaranteeing.

5.7. FEES.

1. Addressed in Newco Servicing Agreement.

2. The Bank will receive the most favorable Newco document review fee charged for best efforts flow program loans.

5.8. REPORTING.

(a) Newco Mortgage Corporation to furnish all agreed upon risk management reports outside of the formal Directors' Risk Management Committee. (Note: this is especially important concerning the servicing asset and its hedge.) This information should go to the Bank's Treasury, Finance and Accounting departments. Book versus market servicing portfolio valuation and rate shock - Monthly Change in economic servicing value and rate shock - Monthly Hedge position results - Daily Formal hedge position review and strategy review - Monthly Minutes of Newco Mortgage Corporation's internal risk management meetings.

(b) The Bank will be provided internal performance analysis information, which allows the Bank to run it's operation effectively.

(c) Newco Mortgage Corporation agrees to furnish the Bank each month with the following management reports along with other reports usual and customary for Newco Mortgage Corporation brokers.

PIPELINE REPORT. All loans registered, at float or locked-in with all required information including lock expiration dates, price, etc.

EXCEPTION REPORT: All loans received by Newco Mortgage Corporation indicating exceptions which are tracked by legal review system.

DOCUMENT TRACKING REPORT. Follow-up documents received or not received (Recorded mortgage, title policy etc.)

QUALITY CONTROL REPORT. Monthly/Quarterly QC reports on a sample of secondary market and private loans for production by Bank/branch with overall summary indicating trends, fraud, etc.

HUD QUARTERLY QC REPORTS on servicing including summary reports of QC reviews, delinquency trends, early payment defaults/early foreclosure analysis, etc.

STATUS REPORT. When available, a report identifying where a loan is in the Newco Mortgage Corporation process (i.e.,reviewed, set up on servicing system, etc.)

5.9. OPERATIONS.

Newco Mortgage Corporation and the Bank to develop procedures and processes which will minimize redundancies.

5.10. PENALTIES.

1. On or before the buyprice expiration date, the Bank will be responsible for notifying Newco Mortgage Corporation regarding any loans which will not meet

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its buyprice expiration date. Upon notification, either telephonically or through delivery and notation in the closed loan file, Newco Mortgage Corporation will grant the Bank a 15-day extension from the buyprice expiration date for the cost of the roll as indicated on Knight-Ridder, rounded to the nearest one-eighth of one percent (0.125%). An additional 15 day extension will be granted for one-half of one percent (0.50%). After 30 days, the loans will be marked-to-market at the time they are eligible for funding. Failure to notify Newco Mortgage Corporation regarding loans which will not meet their buyprice expiration date as described above will result in said loans being marked-to-market.

5.11.  MORTGAGE INSURANCE  AND REPURCHASE REQUESTS.

Newco Mortgage Corporation shall promptly notify the Bank (within 72 hours) of any repurchase request or notification of mortgage insurance reduction or cancellation so that the Bank may participate in the repurchase decision process. Newco Mortgage Corporation shall begin to work on repurchases/cancellation defense as soon as possible. The Bank must remedy deficiencies within the applicable investor's deadline. Failure to provide the Bank adequate notice to participate in the repurchase decision process, relieves the Bank from liability or recourse to the Newco Mortgage Corporation, but only if the failure to timely notify has a material adverse impact on the Bank's interests. The Bank shall provide Newco Mortgage Corporation with primary contact person/persons to facilitate such processing.

5.12. SALE OF SERVICING RIGHTS.

Newco Mortgage Corporation may not sell servicing relating to the Existing and New Portfolio Mortgage Loans except in compliance with provisions of this section.

(a) Newco Mortgage Corporation will not sell servicing relating to Existing and New Portfolio Mortgage Loans to Citizens Bank or Fleet National Bank or to the successors or affiliates of such parties without the consent of the Bank.

(b) Newco Mortgage Corporation will not sell servicing relating to Existing and New Portfolio Mortgage Loans to any party unless each of the following conditions shall have been complied with:

(i) The sale of such servicing shall be necessary to meet Newco Mortgage Corporation's liquidity needs.

(ii) Newco Mortgage Corporation shall have used all reasonable efforts to satisfy its liquidity needs through the sale of servicing assets relating to Secondary Market Mortgage Loans.

(iii) Newco Mortgage Corporation shall have first offered to sell such servicing rights to the Bank at fair market value and in connection with such offer shall have offered to subservice on commercially reasonable terms.

(c) No lender which takes a security interest in the assets of Newco Mortgage Corporation and no transferees of such a lender shall be bound by the provisions of SECTION 5.12(B) above.

5.13. NATURE OF RELATIONSHIP.

Both parties recognize the importance of maintaining their competitive advantages in their businesses and understand that the success of each is inextricably bound in the other. Beyond the responsibilities explicitly outlined in this Operating Agreement, both parties agree to work together to create synergies and develop innovations that can result in sustainable competitive advantages for both. Newco Mortgage Corporation will cooperate in good faith with the Bank to respond promptly to any reasonable request made by the Bank with respect to the enhancement of the services, products and systems offered by Newco Mortgage Corporation consistent with Newco Mortgage Corporation's access to capital.


                                   ARTICLE 6.
                                 MISCELLANEOUS.

6.1. AFFILIATES WILL ENTER INTO AGREEMENTS WITH NEWCO MORTGAGE CORPORATION.

BKB will cause any of its current or future Affiliates to execute agreements substantially similar to the Ancillary Agreements, which shall be reasonably acceptable to such Affiliate and Newco Mortgage Corporation, in the event such Affiliate desires to engage in any mortgage banking activity of a type which is the subject matter of such Ancillary Agreements.

6.2. AFFILIATES WILL COMPLY WITH

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RELATED AGREEMENTS.

To the extent applicable, an Affiliate of BKB shall at all times comply with all other Related Agreements, including, but not limited to, the Stockholder Agreement and the non-competition provisions of the Stockholder Agreement.

6.3. SUCCESSORS.

This Operating Agreement will inure to the benefit of and be binding upon the parties to this Operating Agreement. Nothing in this Operating Agreement expressed or implied is intended to confer on any person other that the parties to this Operating Agreement and their successors and assigns, any rights, obligations, remedies or liabilities.

6.4. ASSIGNMENT AND DELEGATION.

No party may assign this Operating Agreement or delegate any of its functions hereunder to any other party without the prior written consent of Newco Mortgage Corporation or the respective Bank; provided, however, that either party may assign and/or delegate, in whole or in part, any of its rights under this Operating Agreement to any of its Affiliates without the prior written consent of Newco Mortgage Corporation or the respective Bank.

6.5. FORCE MAJEURE.

No party shall be liable for delays or errors occurring by reason of circumstances beyond such party's control, including, without limitation, acts of civil, military, or banking authorities, national emergencies, labor difficulties, fire, flood or other catastrophes, acts of God, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply.

6.6. TERM.

The term of this Operating Agreement will be five (5) years from the effective date of this Operating Agreement.

This Operating Agreement may be extended for two (2) years if the extension negotiations are completed at least six (6) months prior to the original expiration date. After any such two (2) year extension, this Operating Agreement is cancelable upon 180 days' written notice which may be given as early as 180 days before the extended expiration date.

The expiration of this Operating Agreement will not cause the Servicing Agreement or Newco Mortgage Corporation's right to service the Existing Mortgage Loans or the New Mortgage Loans serviced at the date of such expiration under the Servicing Agreement to terminate or otherwise expire.

6.7. TERMINATION.

This Operating Agreement may be terminated for any one of the following reasons:

6.7.1. NEWCO'S FINANCIAL IMPAIRMENT. The Bank may terminate this Operating Agreement immediately if:

(a) Newco Mortgage Corporation becomes bankrupt or has its status as an approved seller/servicer/mortgagee rescinded by FNMA, FHLMC or GNMA. However, this Operating Agreement will reactivate if Newco Mortgage Corporation is reinstated by the applicable agency within six (6) months of any such rescission. Newco Mortgage Corporation will reimburse the Bank for its reasonable costs associated with such termination and reactivation.

(b) Newco Mortgage Corporation's liquidity needs cause Newco Mortgage Corporation to sell servicing rights for the Existing Portfolio Mortgage Loans or the New Portfolio Mortgage Loans.

6.7.2. NEWCO'S FAILURE TO PERFORM. The Bank may terminate this Operating Agreement immediately if:

(a) Newco Mortgage Corporation fails to satisfy specific written standards established by a Advisory/Monitoring Committee, as agreed upon by the executive management of BKB and Newco Mortgage Corporation, and

(b) Newco Mortgage Corporation fails to cure such failure within a reasonable cure period after receiving formal written notice of such failure.

6.7.3. TERMINATION OF NEWCO SERVICING AGREEMENT. Notwithstanding the foregoing, the Bank may terminate Newco Mortgage Corporation's rights to service the Existing Mortgage Loans or the New Mortgage Loans under the Newco Servicing Agreement ONLY if:

(a) an event described in SECTION 6.7.1(A) above occurs, or

(b) Newco Mortgage Corporation: (i) fails to satisfy specific written standards established by the Advisory/Monitoring Committee, as described in SECTION 6.7.2(A) above, (ii) such written standards relate expressly to Newco Mortgage Corporation's servicing of the Existing Mortgage Loans or the New Mortgage Loans under the Newco Servicing Agreement, and (iii) Newco Mortgage Corporation fails to cure such failure within a reasonable cure period after receiving formal written notice of such failure.

Subject to the rights of the Secured Party contained in the Investors Acknowledgment Agreement to be

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
entered into by and among Newco Mortgage Corporation, The First National Bank of Boston as "Secured Party" and each of the Banks as Investors, dated as of March 15, 1996, which rights Newco Mortgage Corporation and the Bank acknowledge, Newco Mortgage Corporation will, upon receipt of notice that the Newco Servicing Agreement has been terminated: (a) sell to the Bank the servicing rights to the Existing Mortgage Loans and New Mortgage Loans for the then current fair market value of such servicing rights, or (b) if the Bank declines to purchase such servicing rights, then Newco Mortgage Corporation shall negotiate the sale and transfer of such servicing rights to a third party servicer selected by Newco Mortgage Corporation and approved by the Bank which approval shall not be unreasonably withheld. The "fair market value" of the servicing rights will be determined by an independent appraiser mutually acceptable to Newco Mortgage Corporation and the Bank with respect to the servicing rights sold pursuant to this SECTION 6.7.3. Newco Mortgage Corporation shall be entitled to the related purchase price, less any costs or expenses incurred by the Bank in relating to such transfer.

6.8. REPURCHASE AND INDEMNIFICATION.

Liability for New Portfolio Mortgage Loans and New Secondary Market Mortgage Loans which are the subject of the Broker Agreement and Delegated Underwriting Agreement are the responsibility of the Bank. The Broker Agreement states that the Broker will repurchase, upon demand from Newco Mortgage Corporation, any New Secondary Market Mortgage Loan that Newco Mortgage Corporation is required to repurchase from the investor due to underwriting or processing deficiencies. If Newco Mortgage Corporation's quality control review discovers any processing or underwriting deficiencies, Newco Mortgage Corporation may require the bank to repurchase the related New Secondary Market Mortgage Loan.

6.9. NOTICES.

All notices, requests, demands and other all notices and other communications required or permitted to be given under this Operating Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid, to the parties at the following addresses:

If to Newco Mortgage Corporation to:

Hugh R. Harris
President
BancBoston Mortgage Corporation
7301 Baymeadows Way
Jacksonville, FL  32256

With a copy to:

Robert J. Jacobs
General Counsel
BancBoston Mortgage Corporation
7301 Baymeadows Way
Jacksonville, FL  32256

Parks Avery
Rhode Island Hospital Trust National Bank
15 Westminster Street
Providence, Rhode Island   02903

Cathy Elder
The First National Bank of Boston
100 Federal Street
Boston, Massachusetts  02110

With a copy to:

Ryan S. Stinneford
Senior Counsel
The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110

or to such other address as Newco Mortgage Corporation or the Bank will have specified in writing to the other.

6.10. AMENDMENT.

No amendment or modification to this Operating Agreement will be valid unless executed in writing by Newco Mortgage Corporation and the Bank.

6.11. WAIVER.

No waiver of any right or obligation under this Operating Agreement by any party on any occasion will be deemed to operate as a waiver on any subsequent occasion.

6.12. PROVISIONS SEVERABLE.

If any provision of this Operating Agreement will be held to be void or unenforceable by any court of competent jurisdiction or any governmental regulatory agency, such provision will be considered by all parties to be severed from this Operating Agreement. All remaining provisions of this Operating Agreement will be considered by the parties to remain in full force and effect.

6.13. GOVERNING LAW.

This Operating Agreement is entered into in the state of Florida. Its construction and rights, remedies and obligations arising by, under, through, or on account of it will be governed by the laws of the State of Florida excluding its conflict of laws rules and will be deemed performable in the State of Florida.

6.14. NO AGENCY OR JOINT VENTURE CREATED.

This Operating Agreement will not be deemed to constitute Newco Mortgage Corporation and the Bank as partners or joint venturers, nor will Newco Mortgage Corporation or the Bank be deemed to constitute the other as its agent.

6.15. SECTION HEADINGS.

Section headings are intended only to assist in the organization of this Operating Agreement and do not in any way limit or otherwise define the rights and liabilities of the parties.

6.16. ENTIRE AGREEMENT.

This Operating Agreement constitutes the entire agreement among the parties and supersede all other prior communications and understandings, written or oral, among the parties with respect to the subject matter of this Operating Agreement. There are no contemporaneous oral agreements.

6.17. COUNTERPARTS.

This Operating Agreement may be executed in multiple

6.18. PLURALS AND GENDER.

In construing the words of this Operating Agreement, plural constructions will include the singular, and singular constructions will include plural. No significance will be attached to whether a pronoun is masculine, feminine, or neuter.

IN WITNESS WHEREOF, Newco Mortgage Corporation and the Bank, as of the day first set forth above, have caused this instrument to be signed on their behalf by their duly authorized officers.

BANCBOSTON MORTGAGE CORPORATION

By: /s/ Joseph K. Pickett
    -------------------------------

    Joseph K. Pickett
- -----------------------------------
(Print Name)

Title: Chairman

THE FIRST NATIONAL BANK OF BOSTON

By: /s/ Peter J. Manning
    -------------------------------

    Peter J. Manning
- -----------------------------------
(Print Name)

Title: Creative Director


BANK OF BOSTON CONNECTICUT

By: /s/ William J. Shea
    -------------------------------

    William J. Shea
- -----------------------------------
(Print Name)

Title: Vice Chairman


RHODE ISLAND HOSPITAL TRUST NATIONAL BANK

By: /s/ William J. Shea
    -------------------------------

    William J. Shea
- -----------------------------------
(Print Name)

Title: Vice Chairman


BANK OF BOSTON-FLORIDA, N.A.

By: /s/ Susan P. Haney
    -------------------------------

    Susan P. Haney
- -----------------------------------
(Print Name)

Title: Chairman

                                    EXHIBIT E
   TO THE OPERATING AGREEMENT BETWEEN NEWCO MORTGAGE CORPORATION AND THE BANK
                EXISTING AND NEW PORTFOLIO MORTGAGE LOAN SUPPORT


This EXHIBIT E is attached to and made a part of the Operating Agreement between Newco Mortgage Corporation and the Bank dated March 15, 1996.

DESCRIPTION OF SERVICE TO BE PERFORMED BY NEWCO MORTGAGE CORPORATION.

Provide the Bank with mortgage loan sales support, including:

(a) Mortgage loan portfolio valuation

(b) Negotiations with investors regarding special programs

(c) Sale pooling and delivery coordination of mortgage loan assets

(d) Securitization of mortgage loans

(e) Analysis of mortgage loan assets and portfolio analysis, liquidity evaluation

(f) Advice and ongoing consultation on any of the above services in instances where a Bank performs basic activity

(g) Agency discussions and/or negotiations where required

(h) New product consultation (i.e., marketability, underwriting, etc.)

TERM OF THIS SCHEDULE.

For each transaction, a Bank's request for Newco Mortgage Corporation's services should be described in writing and give Newco Mortgage Corporation sufficient time to provide such services.

FEES FOR SERVICES PERFORMED.

To be negotiated for each transaction.

                                                                    EXHIBIT 10.7



                           MASTER TAKE-OUT COMMITMENT



Ms. Debra F. Watkins
Senior Vice President
BancBoston Mortgage Corporation
7301 Baymeadows Way
Jacksonville, Florida  32256

RE: MASTER TAKE-OUT COMMITMENT BETWEEN THE FIRST NATIONAL BANK OF BOSTON AND ITS AFFILIATE BANKS,AND BANCBOSTON MORTGAGE CORPORATION.

Dear Ms. Watkins:

Each of The First National Bank of Boston, Bank of Boston Connecticut, Rhode Island Hospital Trust National Bank, and Bank of Boston Florida, N.A. (each severally, but not jointly, a "Buyer") confirms its agreement to buy, and BancBoston Mortgage Corporation (the "Seller") confirms its agreement to sell, residential mortgage loans on a flow basis and under the terms and conditions described below.

The Buyer and the Seller acknowledge that, from time to time, the Buyer desires the Seller to fund certain residential mortgage loans on behalf of the Buyer. The Seller is willing to accommodate such desire, on the condition that the Buyer agree to purchase such mortgage loans from the Seller under the terms of this Master Take-Out Commitment.

MASTER COMMITMENT       Such amount as may be agreed from time to time by the
AMOUNT                  Buyer and the Seller.



FORM OF SALE            Whole loan servicing retained.

MANDATORY COMMITMENT    This is a mandatory commitment. The Buyer will purchase
                        each residential mortgage loan which is the subject of this Master Take-Out Commitment (the "Mortgage Loan").

TERM OF COMMITMENT      The term of this Master Take-Out Commitment shall be the
                        same as the term of the Brokered Loan Purchase and Sale
                        Agreement to be entered into by and between the Buyer and the Seller (the "Broker Agreement"). The term of this Master Take-Out Commitment will end when: (a) the Buyer ceases to broker Mortgage Loans to the Seller, (b) the Buyer, in its capacity as a mortgage loan correspondent, begins to sell closed and funded residential mortgage loans to the Seller, (c) the Broker
                        Agreement is amended to become a correspondent mortgage loan purchase and sale agreement, and (d) each Mortgage
                        Loan tablefunded by the Seller under the Brokered Loan
                        Agreement has been purchased by the Buyer.

MORTGAGE LOAN PRODUCTS  The Mortgage Loans, as defined in Section 1 of the
                        Mortgage Loan Servicing Agreement to be entered into by and between the Buyer and the Seller (the "Servicing Agreement"), and described more particularly in Exhibit B to the Servicing Agreement.

FEES.                   None.

PRICING The price for each Mortgage Loan will be the same price at which the Buyer instructed the Seller to tablefund such Mortgage Loan under the terms of the Broker Agreement, less the amount of the Purchase Price Percentage as defined in Section 1 of the PMSR Flow Agreement entered into by and between the Buyer and the Seller, and described more particularly in Exhibit A to the PMSR Flow Agreement.

UNDERWRITING            To be performed entirely by the Buyer.

FUNDING The Mortgage Loans will be funded by the Buyer on the 10th and 25th day of each month, or the business day immediately before any such date if such 10th or 25th date is not a business day.

SERVICING               FEE The Seller will retain a servicing fee over the life
                        of each Mortgage Loan in an amount and in the manner described in the Servicing Agreement.

TIME PERIOD TO          The Seller shall be prepared to sell each Mortgage Loan
SELL LOANS TO           to the Buyer no later than thirty (30) days after the
THE BUYER               date the Seller funds each such Mortgage Loan.

This commitment may not be assigned to any other entity by either the Buyer or the Seller without the prior written consent of the other party.

Please acknowledge your acceptance and agreement to the terms of this Master Take-Out Commitment by signing and returning the enclosed duplicate letter to the Seller at the address shown above.

Very truly yours,

THE FIRST NATIONAL BANK OF BOSTON

By: /s/ Peter J. Manning
    -------------------------------

    Peter J. Manning
- -----------------------------------
Print Name

Title: Creative Director

BANK OF BOSTON CONNECTICUT

By: /s/ William J. Shea
    -------------------------------

    William J. Shea
- -----------------------------------
Print Name

Title: Vice Chairman

RHODE ISLAND HOSPITAL TRUST NATIONAL BANK

By: /s/ William J. Shea
    -------------------------------

    William J. Shea
- -----------------------------------
Print Name

Title: Vice Chairman

BANK OF BOSTON-FLORIDA, N.A.

By: /s/ Susan P. Haney
    -------------------------------

    Susan P. Haney
- -----------------------------------
Print Name

Title: Chairman

BANCBOSTON MORTGAGE CORPORATION

By: /s/ Joseph K. Pickett
    -------------------------------

___________________________________
Print Name

Title:_____________________________

                                      - 3 -